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                                  Exhibit 99.1

                CONSENT OF PERSON TO BE NAMED AS A TRUST MANAGER

I hereby consent to the reference to me as a person who is a proposed trust manager under the heading "Trust Managers and Officers" in the prospectus constituting a part of this Registration Statement on Form S-11.



                                        /s/  Dr. Martha R. Greenberg
                                        -----------------------------------
                                        Dr. Martha R. Greenberg




Dallas, Texas
April 17, 1996